Exhibit 23.1

CONSENT OF INDEPENENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91700 on Form S-8 of our report dated April 12, 2005, relating to the consolidated financial statements and financial statement schedule of Aeropostale, Inc. and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Aeropostale, Inc. for the year ended January 29, 2005.

DELOITTE & TOUCHE LLP
New York, New York
April 12, 2005